Exhibit 99.1
CCE Spinco, Inc. Completes Spin-Off from Clear Channel Communications
LOS ANGELES, December 21, 2005 (NYSE: LYV) — Today CCE Spinco, Inc. completed its announced spin-off from Clear Channel Communications, Inc. (NYSE: CCU) through a distribution of one share of CCE Spinco, Inc. stock for every eight shares of Clear Channel Communications stock held by Clear Channel Communications shareholders on the December 14, 2005 record date. Clear Channel Communications shareholders will receive cash in lieu of any fractional shares of CCE Spinco, Inc. common stock resulting from the distribution. CCE Spinco, Inc. expects that shares of its common stock will begin trading on the New York Stock Exchange under the symbol “LYV” on December 22, 2005.
As of December 21, 2005, the newly independent company will be known as Live Nation.
Investor inquires should be directed to:
John Buckley — buckley@braincomm.com
Jonathan Lesko — lesko@braincomm.com
Brainerd Communicators
212-986-6667
Forward Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause the company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see the company’s information statement, a part of its registration statement on Form 10, dated December 9, 2005, which is filed with the Securities and Exchange Commission on December 12, 2005. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. The company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.